Exhibit 99.1

CIM Commercial Trust Corporation Reports 2018 First Quarter Results

Dallas—(May 10, 2018) CIM Commercial Trust Corporation (NASDAQ & TASE: CMCT) (“we”, “our”, “CMCT”, or “CIM Commercial Trust”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office  assets in vibrant and improving urban communities throughout the United States, today reported operating results for the three months ended March 31, 2018.

First Quarter 2018 Highlights

•                  Same-store(1) office segment and cash net operating income (“NOI”) increased 7.2% and 6.5%, respectively, from the corresponding period in 2017.

•                  Executed 61,460 square feet of leases with terms longer than 12 months, including 47,581 square feet of recurring leases; of which, 29,715 square feet were recurring leases executed at our same-store office portfolio, representing same-store cash rent growth per square foot of 17.4%.

•                  On a same-store basis, the office portfolio was 93.9% leased.

•                  Acquired 9460 Wilshire Boulevard in Beverly Hills, California for $132,000,000(2) in January 2018.

•                  Funds from operations (“FFO”) available to common stockholders of $10,122,000, or $0.23 per diluted share.

•                  Net loss available to common stockholders of $3,026,000, or $0.07 per diluted share.

Management Commentary

Charles E. Garner II, CEO of CMCT, stated, “Our class A and creative office assets are concentrated in high barrier to entry gateway markets as evidenced by our premium rents, high leased percentage and strong re-leasing spreads. We are targeting 4% to 6% annualized same-store NOI growth through 2022 driven by contractual rent increases and below market in-place leases rolling to market.

We are focused on growing our net asset value and cash flow per share and providing liquidity to shareholders at prices that reflect our strong prospects. We continue to optimize our portfolio to drive returns for our shareholders.”

In January 2018, CMCT acquired a 100% fee-simple interest in 9460 Wilshire Boulevard located in Beverly Hills, California. The nine-story, Class A office building was built in 1959, was last renovated in 2008, and has approximately 68,866 square feet of office space and 22,884 square feet of retail space. The property is located at the prominent corner of Wilshire Boulevard and Beverly Drive, adjacent to the Beverly Wilshire, Beverly Hills (A Four Seasons Hotel), which is a prime location one block from the future Metro Purple Line Wilshire/Rodeo Station.

“9460 Wilshire, situated in the prominent Golden Triangle and surrounded by first-class retailers, restaurants, hotels, and services, is in a highly-desirable and high barrier to entry office market. It is a strong addition to CIM Commercial Trust’s portfolio and we believe it will contribute to our goals of increasing net asset value and cash flow per share” stated Mr. Garner.

Financial Highlights

As of March 31, 2018, our real estate portfolio consists of 21 assets, all of which are fee-simple properties. The portfolio includes 19 office properties (including one parking garage and two development sites, one of which is being used as a parking lot), totaling approximately 3.4 million rentable square feet and one hotel, with an ancillary parking garage, which has 503 rooms. We also operate a lending business.

(1)  Please see the Reconciliation of Net Operating Income on page 9 for our definition of “Same-store.”

(2)  Excludes $48,000 of transaction costs that were capitalized in connection with the acquisition of this property.

Net loss available to common stockholders was $3,026,000, or $0.07 per diluted share of common stock, for the three months ended March 31, 2018, compared to net income available to common stockholders of $193,899,000, or $2.31 per diluted share of common stock, for the three months ended March 31, 2017. The decrease is primarily attributable to a decrease in the gain on sale of real estate of $187,734,000, a decrease of $13,890,000 in Segment NOI, $3,152,000 in redeemable preferred stock dividends accumulated, and an increase of $1,217,000 in corporate general and administrative expenses, partially offset by a decrease of $4,083,000 in depreciation and amortization expense, a decrease of $3,182,000 in interest expense, and a decrease of $2,246,000 in asset management and other fees to related parties.

FFO available to common stockholders was $10,122,000, or $0.23 per diluted share of common stock, for the three months ended March 31, 2018, compared to $23,396,000, or $0.28 per diluted share of common stock, for the three months ended March 31, 2017. The decrease in FFO available to common stockholders was primarily attributable to a decrease of $13,890,000 in Segment NOI, $3,152,000 in redeemable preferred stock dividends accumulated, and an increase of $1,217,000 in corporate general and administrative expenses, partially offset by a decrease of $3,182,000 in interest expense and a decrease of $2,246,000 in asset management and other fees to related parties.

Segment Information

Our reportable segments during the three months ended March 31, 2018 consist of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Our reportable segments during the three months ended March 31, 2017 consist of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Segment NOI was $28,225,000 for the three months ended March 31, 2018, compared to $42,115,000 in the corresponding prior period.

Office

Same-Store

Same-store office segment NOI increased 7.2% on a GAAP basis and 6.5% on a cash basis. The increase in same-store segment net operating income is primarily due to an increase in revenue at certain of our California and Washington D.C. properties due to increases in both occupancy and rental rates, a decrease in real estate taxes at certain California properties due to real estate tax refunds related to prior years recorded during the three months ended March 31, 2018, partially offset by a decrease in expense reimbursements revenue at certain of our California properties due to reimbursements owed to tenants, an increase in general and administrative expenses due to property tax consultant fees associated with the tax refunds, and a decrease in lease termination income at one of our California properties.

At March 31, 2018, the Company’s office portfolio was 93.7% occupied, up 90 basis points year-over-year on a same-store basis and 93.9% leased, down 80 basis points year-over-year on a same store basis. The annualized rent per occupied square foot on a same store basis was $42.30 at March 31, 2018 compared to $39.88 at March 31, 2017. For the three months ended March 31, 2018, the Company executed 29,715 square feet of recurring leases at our same-store office portfolio, representing same-store cash rent growth per square foot of 17.4%.

Total

Office segment NOI decreased to $22,548,000 for the three months ended March 31, 2018, from $35,052,000 for the three months ended March 31, 2017. Such decrease was primarily attributable to the sale of six office properties and a parking garage in 2017, a decrease in expense reimbursements revenue at certain of our California properties due to reimbursements owed to tenants, a decrease due to the transfer of the right to collect supplemental real estate tax reimbursements which reduced real estate taxes at our office properly in San Francisco, California sold in March 2017, and a decrease in lease termination income at one of our California properties, partially offset by an increase due to the acquisition of two office properties in December 2017 and January 2018, an increase in revenue at certain of our California and Washington D.C. properties due to increases in both occupancy and rental rates, and a decrease in real estate taxes at certain California properties due to real estate tax refunds related to prior years recorded during the three months ended March 31, 2018.

Hotel

Hotel segment NOI was $3,940,000 for the three months ended March 31, 2018, consistent with $4,075,000 for the three months ended March 31, 2018.

Multifamily

At March 31, 2017, we owned five multifamily properties, which were all sold during the last nine months of 2017. Multifamily segment NOI was $2,006,000 for the three months ended March 31, 2017.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI was $1,737,000 for the three months ended March 31, 2018, compared to $982,000 for the three months ended March 31, 2017. The increase is primarily due to higher revenue as a result of the recognition of accretion for discounts related to increased prepayments on our loans, an increase in premium income from the sale of the guaranteed portion of our SBA 7(a) loans, and a decrease in payroll related expenses, partially offset by a decrease in revenue related to a break-up fee received during the three months ended March 31, 2017.

Dividends

On March 6, 2018, CIM Commercial Trust’s Board of Directors approved, and we declared, a quarterly cash dividend of $0.125 per common share. The dividend was paid on March 29, 2018 to stockholders of record on March 16, 2018.

In addition, the Board of Directors approved, and we declared, a quarterly cash dividend of $0.34375 per share of CMCT’s Series A Preferred Stock. For shares issued during the first quarter of 2018, the dividend was prorated from the time of issuance. The dividend was paid on April 16, 2018 to stockholders of record on April 5, 2018.

About CMCT

CIM Commercial Trust is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving urban communities throughout the United States. Its properties are primarily located in Los Angeles, the San Francisco Bay Area and Washington, D.C. CIM Commercial Trust is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and asset management capabilities (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “target,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial Trust bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. These forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial Trust and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in CIM Commercial Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Registration Statement on Form S-11 (Reg. No. 333-210880) relating to the Series A Preferred Stock.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial Trust to predict all of them. Nor can CIM Commercial Trust assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial Trust undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

For CIM Commercial Trust Corporation

Media Relations:

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473

shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
ASSETS
Investments in real estate, net	$1,085,165	$957,725
Cash and cash equivalents	39,883	129,310
Restricted cash	30,311	27,008
Loans receivable, net	70,691	81,056
Accounts receivable, net	10,689	13,627
Deferred rent receivable and charges, net	86,001	84,748
Other intangible assets, net	12,569	6,381
Other assets	22,675	36,533
TOTAL ASSETS	$1,357,984	$1,336,388
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$641,257	$630,852
Accounts payable and accrued expenses	28,715	26,394
Intangible liabilities, net	4,349	1,070
Due to related parties	9,640	8,814
Other liabilities	14,610	14,629
Total liabilities	698,571	681,759
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,533,088 and 1,531,408 shares issued and outstanding, respectively, at March 31, 2018 and 1,225,734 and 1,224,712 shares issued and outstanding, respectively, at December 31, 2017; liquidation preference of $25.00 per share, subject to adjustment	34,928	27,924
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 144,698 and 143,433 shares issued and outstanding, respectively, at March 31, 2018 and 61,435 and 60,592 shares issued and outstanding, respectively, at December 31, 2017; liquidation preference of $25.00 per share, subject to adjustment	3,568	1,508
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 shares issued and outstanding at March 31, 2018 and December 31, 2017; liquidation preference of $28.37 per share, subject to adjustment	229,251	229,251
Common stock, $0.001 par value; 900,000,000 shares authorized; 43,784,939 shares issued and outstanding at March 31, 2018 and December 31, 2017	44	44
Additional paid-in capital	792,512	792,631
Accumulated other comprehensive income	2,814	1,631
Distributions in excess of earnings	(404,598)	(399,250)
Total stockholders' equity	623,591	625,815
Noncontrolling interests	894	890
Total equity	624,485	626,705
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$1,357,984	$1,336,388

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Rental and other property income	$33,797	$51,059
Hotel income	9,689	9,750
Expense reimbursements	1,609	3,030
Interest and other income	3,303	3,110
	48,398	66,949
EXPENSES:
Rental and other property operating	18,020	22,960
Asset management and other fees to related parties	6,211	8,700
Interest	6,633	9,773
General and administrative	3,376	1,679
Transaction costs	—	13
Depreciation and amortization	13,148	17,231
	47,388	60,356
Gain on sale of real estate	—	187,734
INCOME BEFORE PROVISION FOR INCOME TAXES	1,010	194,327
Provision for income taxes	388	392
NET INCOME	622	193,935
Net income attributable to noncontrolling interests	(4)	(5)
NET INCOME ATTRIBUTABLE TO THE COMPANY	618	193,930
Redeemable preferred stock dividends accumulated	(3,152)	—
Redeemable preferred stock dividends declared	(493)	(31)
Redeemable preferred stock redemptions	1	—
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(3,026)	$193,899
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.07)	$2.31
Diluted	$(0.07)	$2.31
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	43,785	84,048
Diluted	43,785	84,048

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share data)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) available to common stockholders, computed in accordance with generally accepted accounting principals (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

The following table sets forth a reconciliation of net (loss) income available to common stockholders to FFO available to common stockholders:

	Three Months Ended March 31,
	2018	2017
Net (loss) income available to common stockholders	$(3,026)	$193,899
Depreciation and amortization	13,148	17,231
Gain on sale of depreciable assets	—	(187,734)
FFO available to common stockholders	$10,122	$23,396
FFO available to common stockholders per diluted share	$0.23	$0.28

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share data)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS in the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding.

The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net (loss) income available to common stockholders:

	Three Months Ended March 31,
	2018	2017
Numerator:
Net (loss) income available to common stockholders	$(3,026)	$193,899
Redeemable preferred stock dividends declared on dilutive shares	—	—
Numerator for dilutive net (loss) income available to common stockholders	$(3,026)	$193,899
Denominator:
Basic weighted average shares of Common Stock outstanding	43,785	84,048
Effect of dilutive securities—contingently issuable shares	—	—
Diluted weighted average shares and common stock equivalents outstanding	43,785	84,048
Net (loss) income available to common stockholders per share:
Basic	$(0.07)	$2.31
Diluted	$(0.07)	$2.31

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment net operating income, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, impairment of real estate, transaction costs, and provision for income taxes. For the lending segment, we define net operating income as interest income, net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis net operating income. We define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

To facilitate a comparison of our segments and portfolio between reporting periods, we calculate comparable amounts for a subset of our segments and portfolio referred to as our “same-store properties.” Our same-store properties are ones which we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2017; (ii) sold or otherwise removed from our consolidated financial statements before March 31, 2018; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2017 and ending on March 31, 2018.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

Below is a reconciliation of cash NOI to segment NOI and net income for the three months ended March 31, 2018 and 2017.

	Three Months Ended March 31, 2018
		Non-
	Same-	Same-
	Store	Store	Total		Multi-
	Office	Office	Office	Hotel	family	Lending	Total

Cash net operating income	$20,234	$928	$21,162	$3,938	$—	$1,726	$26,826
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	657	729	1,386	2	—	—	1,388
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	—	11	11
Segment net operating income	$20,891	$1,657	$22,548	$3,940	$—	$1,737	$28,225
Asset management and other fees to related parties							(5,610)
Interest expense							(6,449)
General and administrative							(2,008)
Depreciation and amortization							(13,148)
Income before provision for income taxes							1,010
Provision for income taxes							(388)
Net income							622
Net income attributable to noncontrolling interests							(4)
Net income attributable to the Company							$618

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended March 31, 2017
		Non-
	Same-	Same-
	Store	Store	Total		Multi-
	Office	Office	Office	Hotel	family	Lending	Total

Cash net operating income	$18,994	$13,646	$32,640	$4,071	$2,137	$973	$39,821
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	141	2,227	2,368	4	7	—	2,379
Straight line rent, below-market ground lease and amortization of intangible assets	—	(312)	(312)	—	(138)	9	(441)
Lease termination income	356	—	356	—	—	—	356
Segment net operating income	$19,491	$15,561	$35,052	$4,075	$2,006	$982	$42,115
Asset management and other fees to related parties							(7,856)
Interest expense							(9,631)
General and administrative							(791)
Transaction costs							(13)
Depreciation and amortization							(17,231)
Gain on sale of real estate							187,734
Income before provision for income taxes							194,327
Provision for income taxes							(392)
Net income							193,935
Net income attributable to noncontrolling interests							(5)
Net income attributable to the Company							$193,930